UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WORKDAY, INC.

(Exact Name of Registrant as Specified In Its Charter)

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WORKDAY, INC.

6230 STONERIDGE MALL ROAD

PLEASANTON, CALIFORNIA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Daylight Time on Wednesday, June 1, 2016

April 21, 2016

TO THE HOLDERS OF COMMON STOCK OF WORKDAY, INC.:

The Annual Meeting of Stockholders of Workday, Inc., a Delaware corporation (Workday), will be held on Wednesday, June 1, 2016, at 9:00 a.m. Pacific Daylight Time, at 6160 Stoneridge Mall Road, Pleasanton, California, for the following purposes as more fully described in the accompanying Proxy Statement:

1.

To elect three Class I directors to serve until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017;

3.	To conduct an advisory vote to approve the compensation paid to Workday’s named executive officers;

4.	To approve a limit on annual awards to non-employee directors under the 2012 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Workday fixed the close of business on April 4, 2016 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on April 4, 2016 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

A Notice of Internet Availability of Proxy Materials (Notice) is being mailed to stockholders of record as of the record date beginning on or about April 21, 2016. The Notice contains instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders and our fiscal 2016 annual report to stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com by entering the control number located on your proxy card.

If you have any questions regarding this information or the proxy materials, please visit our website at www.workday.com or contact our investor relations department at 925.951.9493.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Workday and look forward to receiving your proxy.

By order of the Board of Directors,

Aneel Bhusri
Chief Executive Officer
Pleasanton, California

i

WORKDAY, INC.

6230 Stoneridge Mall Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 1, 2016 at 9:00 a.m. PDT

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders (the Annual Meeting) to be held at 9:00 a.m. PDT on Wednesday, June 1, 2016, and any postponements or adjournments thereof. The Annual Meeting will be held at 6160 Stoneridge Mall Road, Pleasanton, California. Beginning on or about April 21, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•

the election of three Class I directors to serve until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017;

•	a proposal, on an advisory basis, to approve the compensation paid to Workday’s named executive officers;

•	a proposal to approve a limit on annual awards to non-employee directors under the 2012 Equity Incentive Plan; and

•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•

FOR the election of A. George (Skip) Battle, Michael M. McNamara, and Jerry Yang as Class I directors to serve until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified, subject to earlier resignation or removal;

•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017;

•	FOR an advisory vote to approve the compensation paid to Workday’s named executive officers; and

•	FOR the approval of a limit on annual awards to non-employee directors under the 2012 Equity Incentive Plan.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 4, 2016, the record date, may vote at the Annual Meeting. As of the record date, we had 118,056,938 shares of Class A common stock outstanding and 77,876,654 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Workday will be entitled to one (1) vote for each share of Class A common stock held as of the close of business on the record date, and each holder of Class B common stock of Workday will be entitled to ten (10) votes for each share of Class B common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Who is Workday’s transfer agent, and how may I contact them?

Workday’s transfer agent is American Stock Transfer & Trust Company (AST). You may e-mail AST at info@amstock.com or you can call AST at 888-432-7410 or 718-921-8124 Monday-Friday between 5:00 am-5:00 pm PDT. Materials may be mailed to AST at:

Workday Shareholder Services

c/o American Stock Transfer

6201 15th Avenue

Brooklyn, NY 11219

How do I vote?

There are four ways for stockholders of record to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on May 31, 2016 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 until 11:59 p.m. EDT on May 31, 2016 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card so it is received prior to the Annual Meeting; or

•	by written ballot at the Annual Meeting.

We encourage you to vote by Internet as it is the most cost-effective method.

Street name holders may submit their voting instructions by Internet or telephone using the information provided by their respective brokers or nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote by written ballot at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;

•	notifying the Secretary of Workday, in writing, at the address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by Internet or by telephone or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by completing a ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote. Each holder of Class A common stock will have the right to one (1) vote per share of Class A common stock and each holder of Class B common stock will have the right to ten (10) votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote stock (broker non-vote) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality of the votes cast by the holders of shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast by the holders of shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3: The advisory vote regarding named executive officer compensation requires the approval of a majority of the votes represented in person or by proxy and entitled to vote thereon. For purposes of this proposal, abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

•

Proposal No. 4: The approval of an amendment to the 2012 Equity Incentive Plan to provide a limit of $750,000 total value of shares for annual non-employee director grants requires the approval of a majority of the votes represented in person or by proxy and entitled to vote thereon. For purposes of this proposal, abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Because Proposal No. 3 is an advisory vote, the results will not be binding on the Workday’s Board of Directors or Workday. The Compensation Committee and/or the Board of Directors will consider the outcome of the vote when establishing or modifying the compensation of our named executive officers and determining how often Workday should submit to stockholders an advisory vote to approve the compensation of its named executive officers included in Workday’s proxy statement.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Workday. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposal No. 1, Proposal No. 3 or Proposal No. 4 absent direction from you, as they are considered “non-routine” matters.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 21, 2016, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Workday or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 (fiscal 2016). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this report.

As used in this report, the terms “Workday,” “we,” “us,” and “our” mean Workday, Inc. and its subsidiaries unless the context indicates otherwise.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of eight members. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The class of each director is set forth in the table below.

Our Certificate of Incorporation and Bylaws provide that our Board of Directors or our stockholders may fill vacant directorships. In the event that the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, our Certificate of Incorporation and Bylaws authorize only our Board of Directors to fill vacancies on our Board of Directors. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes as the Board of Directors determines in its discretion. In order to provide for a more even distribution of directors among classes, in April 2016, the Board reclassified Michael Stankey from Class I to Class II of our Board of Directors.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
A. George (Skip) Battle(2)(3)	I	72	Director	2007	2017	2019
Michael M. McNamara(2)(4)	I	59	Director	2011	2016	2019
Jerry Yang(1)(3)	I	47	Director	2013	2016	2019

Other Directors
Aneel Bhusri(1)	III	50	Director	2005	2018	—
Christa Davies(2)(4)	II	44	Director	2012	2017	—
David A. Duffield	III	75	Director	2005	2018	—
Michael Stankey	II	57	Director	2015	2017	—
George J. Still, Jr.(1)(3)(4)*	II	58	Director	2009	2017	—

(1)	Member of the Investment Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Governance Committee
*	Lead Independent Director

Nominees for Director

A. George (Skip) Battle has served as a Director since March 2007. From 2004 to 2005, Mr. Battle served as Executive Chairman at Ask Jeeves, Inc., a provider of information search and retrieval services. From 2000 until 2004, Mr. Battle served as Chief Executive Officer at Ask Jeeves. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner at Arthur Andersen LLP and Andersen Consulting (now known as Accenture Ltd.), global accounting and consulting firms. Mr. Battle has served as a director of Expedia, Inc. from January 2005 to the present, of Fair Isaac Corporation from 1996 to the present, of LinkedIn Corporation from 2011 to the present, and of Netflix, Inc. from June 2005 to the present. He also served as a director of Open Table, Inc. from 2006 to July 2014, of the Masters Select family of funds from 1996 until December 2012, of Advent Software, Inc. from 2005 until May 2011, of Ask Jeeves from 1995 until 2005, and of PeopleSoft from 1995 to 2004. Mr. Battle received an A.B. in Economics from Dartmouth College and an M.B.A. from Stanford University. Mr. Battle brings to our Board of Directors a diversity of distinguished experiences and seasoned business acumen. His service on a number of public and private company boards provides an important perspective on best practices established at other companies.

Michael M. McNamara has served as a director since December 2011. From January 2006 to present, Mr. McNamara has served as the Chief Executive Officer of Flextronics International, Ltd. (Flex), a leading sketch-to-scale™ solutions company that designs and builds intelligent productions for a connected world, and from 1994 until his appointment as Chief Executive

Officer, Mr. McNamara served in other senior roles at Flex. Mr. McNamara has served as a director of Flex since 2005. He has been on the Advisory Board of Tsinghua University School of Economics and Management since 2006 and the presidential CEO Advisory Board of Massachusetts Institute of Technology since 2014, and is a director of a private company. Mr. McNamara also served as a director of Delphi Automotive LLP from 2009 to April 2013, and served as a director of MEMC Electronic Materials, Inc. from 2008 until 2012. Mr. McNamara holds a B.S. in Industrial Management from University of Cincinnati and an M.B.A. from Santa Clara University. Mr. McNamara brings to our Board of Directors extensive leadership and experience managing international operations. His service as Flex’s Chief Executive Officer provides a management perspective to business and strategic decisions of the Board of Directors.

Jerry Yang has served as a director since November 2013. Since March 2012, Mr. Yang has worked with and invests in technology entrepreneurs as the founding partner of AME Cloud Ventures, his innovation investment firm. He is also a co-founder of Yahoo! Inc., where he served as a director from March 1995 to January 2012, and as Chief Executive Officer from June 2007 to January 2009. Mr. Yang also led Yahoo!’s investments in Yahoo Japan and Alibaba Group Holding Limited, and he is a currently a director of Alibaba Group, where he has served on the board from October 2005 to January 2012 and from September 2014 to the present. Mr. Yang is also a director of Lenovo, Inc. where he has served on the board since November 2014. From July 2000 to November 2012, Mr. Yang was a member of Cisco Systems, Inc.’s board of directors, and he was a director of Yahoo! Japan from January 1996 to January 2012. Mr. Yang also is a director of various private companies and foundations. Mr. Yang received a B.S. and M.S. in Electrical Engineering from Stanford University. Mr. Yang brings to our Board of Directors extensive global leadership and deep experience in consumer Internet technology.

The election of directors requires a plurality of the votes cast by the holders of shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO ELECT A. GEORGE (SKIP) BATTLE, MICHAEL M. MCNAMARA AND JERRY YANG AS CLASS I DIRECTORS

Other Directors

Aneel Bhusri co-founded Workday in 2005 and is our Chief Executive Officer and a Director. Mr. Bhusri has served as a Director of Workday from 2005 to the present, as President from January 2007 to September 2009, as Co-Chief Executive Officer from September 2009 to May 2014, as Chairman from January 2012 to May 2014, and as Chief Executive Officer from May 2014 to the present. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc. (PeopleSoft), a global enterprise software company, including Senior Vice President, Product Strategy, Marketing and Business Development. From 1999 to 2002 and in 2004, Mr. Bhusri served as Vice Chairman of the Board of Directors at PeopleSoft. Mr. Bhusri is an Advisory Partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time, worked at Norwest Venture Partners and at Morgan Stanley. He has also served as a director of Intel Corporation from June 2014 to the present, and serves as a director of various private companies and foundations. Mr. Bhusri received a B.S. in Electrical Engineering and a B.A. in Economics from Brown University and an M.B.A. from Stanford University. Mr. Bhusri brings to our Board of Directors extensive executive leadership and operational experience, including service as chairman of a public technology company and his experience and familiarity with our business as a co-founder and Chief Executive Officer.

Christa Davies has served as a Director since August 2012. Ms. Davies is the Chief Financial Officer and Executive Vice President of Global Finance at Aon plc, a global risk management, insurance and human resources solutions company. Ms. Davies has served as Aon’s Chief Financial Officer since March 2008 and as Executive Vice President of Global Finance since November 2007. Prior to joining Aon, Ms. Davies spent five years at Microsoft Corporation, most recently as a Corporate Vice President and the Chief Financial Officer of the Platforms & Services Division. Ms. Davies received a B.E. in Mechanical Engineering from the University of Queensland, Australia, and an M.B.A. from the Harvard Business School. Ms. Davies brings to our Board of Directors extensive experience in the software and technology industries, as well as financial expertise.

David A. Duffield co-founded Workday in 2005 and is our Chairman of the Board. Mr. Duffield has served as a Director of Workday from 2005 to the present, as our President from 2006 to January 2007, as our Chief Executive Officer from 2005 to September 2009, as our co-Chief Executive Officer from September 2009 to May 2014 and as our Chairman of the Board from 2005 to January 2012 and from May 2014 to the present. Prior to Workday, Mr. Duffield founded PeopleSoft, and served as the company’s CEO and Board Chairman. Other companies he launched include Integral Systems, Business Software Corporation and Information Associates. Mr. Duffield received a B.S. in Electrical Engineering and an M.B.A. from Cornell University. Mr. Duffield brings to our Board of Directors decades of experience founding and leading high growth technology companies focused on human resources, financial and student applications, and his experience and familiarity with our business as a co-founder, Chairman and former CEO.

Michael A. Stankey has served as our Vice Chairman since June 2015 and served as our President and Chief Operating Officer from September 2009 to June 2015. From October 2007 to September 2009, Mr. Stankey was a Partner with Greylock Partners. From December 2001 until its acquisition by Hewlett-Packard Company in April 2007, Mr. Stankey served as Chairman and Chief Executive Officer of PolyServe Inc., a storage virtualization software company. From 1993 to 2001, Mr. Stankey held a number of senior management positions with PeopleSoft, including Senior Vice President of North American Sales. Mr. Stankey received a Bachelor of Business Administration from the University of Wisconsin, Eau Claire.

George J. Still, Jr. has served as a Director since October 2009 and as Lead Independent Director since August 2012. Mr. Still is currently a Partner Emeritus at Norwest Venture Partners (NVP), a global venture capital firm. From 1994 to December 2012, Mr. Still served as NVP’s Managing Partner. Prior to NVP, Mr. Still worked for Ernst & Young LLP, an accounting firm, and as a Partner with the Centennial Funds, a venture capital firm. From November 2006 to September 2014, Mr. Still served as a director of Rackspace Hosting, Inc. Mr. Still led the sole venture investment in PeopleSoft, where he served as a director from 1991 to 2001. Mr. Still also served as a director of the National Venture Capital Association from 1995 to 2000, and on the Stanford Business School Venture Capital Trust from 1997 to 2001. Mr. Still received a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Still has served as a member of the Board of Overseers at the Tuck School of Business since 2013, as a member of the Board of Advisors of Tuck’s Center of Private Equity and Entrepreneurship since 2011, and has also served as a guest lecturer and a past member of the Dean’s Advisory Council since 2005. Mr. Still has also served as a member of the Executive Committee of the United States Golf Association since 2015. Mr. Still brings to the Board of Directors financial and investing acumen through his many years of experience with NVP. His service as an advisor to technology companies provides a valuable resource for our Board of Directors.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (Audit Committee) has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending January 31, 2017. During our year ended January 31, 2016, Ernst & Young LLP served as our independent registered public accounting firm, and has audited our consolidated financial statements since their appointment in 2008.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Workday and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2017. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by Ernst & Young LLP for professional services rendered with respect to the fiscal years ended January 31, 2016 and January 31, 2015. All of these services rendered since the formation of the Audit Committee were approved by the Audit Committee.

	Fiscal year ended January 31,
	2016	2015
Audit Fees(1)	$2,560,696	$1,941,875
Audit-Related Fees(2)	262,000	298,847
Tax Fees(3)	1,094,948	518,926
All Other Fees	—	—

	$3,917,644	$2,759,648

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.
(2)

Includes fees for service organization control (SOC) audits under Statement on Standards for Attestation Engagements No. 16. In addition, the 2015 fees include $7,150 of fees associated with our response to an SEC comment letter.

(3)	Includes fees in connection with tax compliance and tax consulting services.

Auditor Independence

Under its charter, the Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the rendering of non-audit services for tax compliance and structure advice, SOC audits, privacy, and ISO 27001 attestation services and advice provided in connection with our convertible notes offering and follow-on equity offering by Ernst & Young LLP is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the chair if such approval is required prior to the next Audit Committee meeting) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2017.

PROPOSAL NO. 3:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for the fiscal year ended January 31, 2016.

Our executive compensation program and compensation paid to our named executive officers are described on pages 29-40 of this proxy statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support the following principles that we believe reflect our core values:

•	support, attract and retain the best talent;

•	support a high-performance culture by rewarding excellence and achievement;

•	recognize and retain top-performing talent via differentiated rewards and opportunities;

•	reinforce alignment with Workday’s values (in particular, a focus on excellence and an attitude of ownership);

•	create alignment with Workday’s long-term performance; and

•	provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our Named Executive Officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

Based on the above, we request that stockholders approve, on nonbinding, advisory basis, the compensation paid to Workday’s named executive officers as described in this proxy statement pursuant to the following resolution:

RESOLVED, that the compensation paid to Workday’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

Approval of named executive officer compensation requires the approval of a majority of the votes represented in person or by proxy and entitled to vote thereon. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE COMPENSATION PAID TO WORKDAY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:

LIMIT ON ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS UNDER

THE 2012 EQUITY INCENTIVE PLAN

General

Our 2012 Equity Incentive Plan, or the Plan, was adopted by our Board of Directors in August 2012, approved by our stockholders in September 2012, and became effective in October 2012. The Plan was reapproved by our stockholders on April 2, 2013. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (“RSAs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance awards and stock bonuses. The Plan provides that no Participant will be eligible to receive more than 2,000,000 shares of Workday common stock (“Shares”) in any calendar year under this Plan pursuant to the grant of awards except that new Employees of Workday or of a Parent or Subsidiary of Workday (including new Employees who are also officers and directors of Workday or any Parent or Subsidiary of Workday) are eligible to receive up to a maximum of 4,000,000 Shares in the calendar year in which they commence their employment. In January 2015, the Compensation Committee of our Board of Directors approved a limit on the aggregate number of Shares that may be granted to a non-employee director in any calendar year of 80,000 shares. The material terms of the Plan are described below under “Summary of the Plan.”

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options and other equity awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

We are now asking our stockholders to approve an amendment to the Plan to provide a limit of $750,000 total value of Shares for annual non-employee director grants. This limit would not apply to initial grants to new non-employee directors, and would replace the previously-approved limit of 80,000 Shares in aggregate that may be granted to a non-employee director in any calender year.

If stockholder approval of this proposal is not obtained, the previous limit approved by the Compensation Committee will not be mandatory and can be changed at the discretion of the Committee; however, we expect to continue to limit the number of shares that may be granted to non-employee directors in any calendar year in accordance with the limit previously approved by the Compensation Committee.

Summary of the Plan

We adopted the Plan, which became effective in October 2012, as the successor to our 2005 Stock Plan. We reserved 25,000,000 shares of our common stock to be issued under our Plan. The number of shares reserved for issuance under our Plan increases automatically on the thirty-first day of March of each year by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding January 31. However, our Board of Directors or Compensation Committee may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our Plan:

•

shares subject to options or stock appreciation rights granted under our Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding grants under our 2005 Stock Plan;

•	shares issuable upon the exercise of options or subject to other awards under our 2005 Stock Plan that cease to be subject to such options or other awards by forfeiture or otherwise;

•	shares issued under our 2005 Stock Plan that are forfeited or repurchased by us; and

•	shares subject to awards under our 2005 Stock Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Our Plan authorizes the award of stock options, RSAs, SARs, RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 2,000,000 shares in any calendar year under our Plan other than a new employee of ours, who will be eligible to receive no more than 4,000,000 shares under the plan in the calendar year in which the employee commences employment. In addition, the Compensation Committee of our Board of Directors approved a limit on the aggregate number of Shares that may be granted to a non-employee director in any calendar year to 80,000 shares. Currently, non-employee directors may not receive an award for more than 80,000 Shares in any calendar year, which will be changed to a limit of $750,000 total value of Shares for annual non-employee director grants if this proposal is approved. This limit does not apply to new hire grants to non-employee directors.

Our Plan is administered by our Compensation Committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

Our Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

In general, options granted under our Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Plan is ten years.

An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions, if any. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash, net of shares that are sold to cover the recipient’s estimated tax liability for such RSUs.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Performance conditions which may be used under the plan include:

•	Attainment of objective operating goals and employee metrics

•	Attainment of research and development milestones

•	Billings

•	Bookings

•	Cash conversion cycle

•	Cash flow (including free cash flow or operating cash flow)

•	Contract awards or backlog

•	Controllable operating profit, or net operating profit

•	Credit rating

•	Customer indicators

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)

•	Earnings per share

•	Economic value added

•	Gross margin

•	Growth in stockholder value relative to a pre-determined index

•	Improvements in workforce diversity

•	Improvements in productivity

•	Individual confidential business objectives

•	Market share

•	Net income

•	Net profit

•	Net revenue

•	New product invention or innovation

•	Operating expenses or operating expenses as a percentage of revenue

•	Operating income

•	Operating margin

•	Operating profit

•	Overhead or other expense reduction

•	Profit before tax

•	Return on assets or net assets

•	Return on equity

•	Return on invested capital

•	Revenue

•	Stock price

•	Strategic plan development and implementation

•	Succession plan development and implementation

•	Total stockholder return

Stock bonuses may be granted as additional compensation for service or performance, and therefore, not be issued in exchange for cash.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our Plan.

Unvested awards and unexercised stock options granted under our Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our Plan generally may be exercised for a period of six months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or for a period of six months in the case of disability, or such longer period as our Compensation Committee may provide. Options generally terminate immediately upon termination of employment for cause.

If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, outstanding awards may be cancelled in connection with a cash payment. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the merger or consolidation. In the event of specified change in control transactions, our Compensation Committee may accelerate the vesting of awards (a) immediately upon the occurrence of the transaction, whether or not the award is continued, assumed or substituted by a surviving corporation or its parent in the transaction, or (b) in connection with a termination of a participant’s service following such a transaction.

Our Plan will terminate in August 2022, ten years from the date our Board of Directors approved the plan, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our Plan at any time. If our Board of Directors amends our Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

As of March 31, 2016, options to purchase 430,550 shares had been granted under our Plan, of which 126,676 shares had been exercised, 14,070,474 shares of restricted stock were granted, and 9,455,933 shares remained outstanding. The options outstanding as of March 31, 2016 had a weighted-average exercise price of $51.96 per share. As of the record date, there were approximately 5,470 employees and directors who were eligible to participate in the Plan.

History of Grants Under the Plan

Our Chief Executive Officer, our other named executive officers, our current executive officers as a group and our current non-employee directors as a group have been granted awards under the Plan, over the life of the Plan through March 31, 2016, as set forth in the table below. In addition, our current employees (excluding executive officers and directors) as a group have been granted awards under the Plan, over the life of the Plan through March 31, 2016, as follows:

Name and Position	Number of Securities Underlying Awards
Aneel Bhusri, Chief Executive Officer	343,377
James J. Bozzini, Executive Vice President, Services	152,612
Mark S. Peek, Co-President	246,465
Michael A. Stankey, Vice Chairman	290,317
W. Philip Wilmington, Co-President	250,100
All current executive officers (9 persons)	1,091,693
All current non-employee directors (5 persons)	130,450
All current employees (excluding executive officers)	10,614,601

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 TO APPROVE A LIMIT ON ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS UNDER THE 2012 EQUITY INCENTIVE PLAN.

DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors, also referred to as the Board, has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the New York Stock Exchange.

Leadership Structure

Mr. Aneel Bhusri serves as our Chief Executive Officer (CEO) and as a director, Mr. David A. Duffield serves as our Chairman of the Board and Mr. Michael A. Stankey serves as a Vice Chairman of the Board. Mr. Duffield is a co-founder of Workday and previously served as Workday’s CEO and President. Mr. George J. Still, Jr. serves as Vice Chairman and Lead Independent Director of the Board. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Bhusri, Mr.Duffield and Mr. Stankey bring company-specific experience and expertise.

Lead Independent Director

Mr. Still serves as one of our Vice Chairmen and as our Lead Independent Director. As Lead Independent Director, among other responsibilities, Mr. Still presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the CEO and Chairman and the independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our Lead Independent Director. The Lead Independent Director provides feedback to Workday’s CEO, as needed, promptly after the executive session. Neither Mr. Bhusri, Mr. Duffield nor Mr. Stankey participates in such sessions.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers, and employees. The full text of our Code of Conduct is posted under the “Investor Relations” section on our website at: http://www.workday.com/Documents/pdf/investor/ir-code-of-conduct-2014-05-13.pdf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that apply to our Board of Directors. The full text of our Corporate Governance Guidelines is posted under the “Investor Relations” section on our website at: http://www.workday.com/Documents/pdf/investor/corporate-governance-guidelines.pdf.

Meetings of the Board of Directors

The Board met five times during fiscal 2016 and took action by unanimous consent four times. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2016.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our 2016 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Investment Committee. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for each of our Board committees:

	Audit Committee	Compensation Committee	Nominating & Governance Committee	Investment Committee
Aneel Bhusri
David A. Duffield
A. George (Skip) Battle
Christa Davies
Michael M. McNamara
Michael A. Stankey
George J. Still Jr.
Jerry Yang

= Chair of the Board	= Chair	= Member	= Lead Independent Director

Audit Committee

Our Audit Committee is composed of Messrs. Battle and McNamara and Ms. Davies, each of whom is independent and financially literate within the meaning of the New York Stock Exchange rules. Mr. Battle is the chairman of our Audit Committee. Each of Messrs. Battle and McNamara and Ms. Davies also satisfy the independence requirements of Rule 10A-3. Mr. Battle and Ms. Davies are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the New York Stock Exchange. The designation does not impose on either of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. The Audit Committee met 10 times during fiscal 2016 and took action by unanimous consent two times. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Audit Committee charter is posted under the “Investor Relations” section on our website at: http://www.workday.com/Documents/pdf/investor/ir-exhibit-i-audit-comm-charter.pdf.

Compensation Committee

Our Compensation Committee is composed of Messrs. Battle, Still and Yang, each of whom is independent within the meaning of New York Stock Exchange rules. Mr. Still is the chairman of our Compensation Committee. Each member of the Compensation Committee is also an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1984, as amended (the Code), is a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act.

The Compensation Committee met five times during fiscal 2016 and took action by unanimous written consent 18 times. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and approving, or recommending that our Board of Directors approve, the terms of any employment arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is posted under the “Investor Relations” section on our website at: http://www.workday.com/Documents/pdf/investor/compensation-comm-charter.pdf.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Messrs. McNamara and Still and Ms. Davies, each of whom is independent within the meaning of the New York Stock Exchange rules. Mr. McNamara is the chairman of our Nominating and Governance Committee.

The Nominating and Governance Committee met three times during fiscal 2016. Our Nominating and Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the Code of Conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	assisting our Board of Directors on corporate governance matters.

The Nominating and Governance Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Nominating and Governance Committee charter is posted under the “Investor Relations” section on our website at: http://www.workday.com/Documents/pdf/investor/ir-exhibit-j-nominating-and-governance-comm-charter.pdf.

Investment Committee

Our Investment Committee is composed of Messrs. Bhusri, Still and Yang. Mr. Yang is the chairman of our Investment Committee. Our Investment Committee is responsible for reviewing and approving, or recommending that the Board of Directors approve, certain mergers, acquisitions, joint ventures, and investments, and working with management to develop effective and scalable processes for the review and execution of such transactions. The Investment Committee met six times during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership, or the Board may conduct the process of identifying and evaluating Board candidates directly. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing an experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and, if requested by the Board, will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board may, either directly or upon the recommendation of the Nominating and Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise and characteristics of Board members.

Director Qualifications

The Nominating and Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	experience with high-growth companies;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand Workday and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Conduct;

•	ability to read and understand financial statements and other financial information pertaining to Workday;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under New York Stock Exchange listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

In addition, under Workday’s Corporate Governance Guidelines (Guidelines), a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Under the Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered. Workday values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Secretary, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Secretary at the principal executive offices of Workday not later than the dates described below under “Additional Information — Stockholder Proposals for 2017 Annual Meeting.”

Non-Employee Director Compensation

Our non-employee directors are entitled to receive equity compensation for their service as directors. The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors in fiscal 2016. Other than as set forth in the table below, in fiscal 2016 we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to, the non-employee members of our Board of Directors. However, we reimburse directors for travel expenses incurred in connection with attendance at Board meetings.

Name	Grant Date	Number of Shares Subject to Restricted Stock Unit Award(1)	Value of Restricted Stock Unit Award on the Date of Grant(2)
George J. Still, Jr. (Vice Chairman of the Board)	June 15, 2015	5,379	$428,007
A. George (Skip) Battle	June 15, 2015	4,781	380,424
Christa Davies	June 15, 2015	4,333	344,777
Michael M. McNamara	June 15, 2015	4,632	368,568
Jerry Yang	June 15, 2015	4,482	356,633

(1)	RSU awards shown in the table above vest on May 15, 2016.
(2)

The amounts included in the “RSU Awards” column represent the aggregate grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our Class A Common Stock on the date of grant.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Secretary at generalcounsel@workday.com or by mail to Secretary, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. The communication should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

With respect to Workday’s financial reporting process, the management of Workday is responsible for (1) establishing and maintaining internal controls and (2) preparing Workday’s consolidated financial statements. Workday’s independent registered public accounting firm, Ernst & Young LLP (EY), is responsible for performing an independent audit of Workday’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Workday’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workday’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended January 31, 2016 with Workday’s management and EY. The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence from Workday.

Based on our review and discussions with Workday’s management and EY, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workday’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

A. George (Skip) Battle (Chair)

Christa Davies

Michael M. McNamara

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation,” we describe below transactions for fiscal 2016 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our Class A common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.

Stock Voting Agreement

Mr. Duffield and Mr. Bhusri, our co-founders, have entered into a stock voting agreement with each other and us. This agreement applies to all Class B common stock owned from time to time by our co-founders and each of their permitted transferees, which represents approximately 85% of the outstanding voting power of our capital stock.

Real Estate Leases

In fiscal 2016, we leased certain office space in Pleasanton, California under various lease agreements with NPC Holdings, LLC (NPC), an affiliate of Mr. Duffield, as set forth in the table below:

Location	Expiration	Base rent/square foot as of 01/31/2016		Tenant improvement allowance received in FY16	Base rent paid in FY16
Building 6120	07/31/2025		$28.80	$—	$389,356
Building 6130	03/31/2023	24.60-$	27.93	—	2,305,612
Building 6140	02/09/2025	27.60-$	31.80	599,222	577,605
Building 6150	02/28/2025	28.20-$	28.80	194,000	258,809
Building 6160	05/31/2024		27.60	3,881,951	2,450,928

Total:				$4,675,173	$5,982,310

In addition, in fiscal 2016, we incurred expenses of $19,745 for the lease of certain office space and related expenses in Incline Village, Nevada under a lease agreement with Nevada Pacific Development Corporation, an affiliate of Mr. Duffield.

Aircraft Reimbursement

In May 2012, we entered into an agreement with Mr. Duffield to reimburse him for the use of his aircraft for Workday business at a rate of twice the applicable fuel costs plus crew travel expenses. The amount paid under this agreement in fiscal 2016 was $296,192.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Michael Duffield, a son of David Duffield, our co-founder, Chairman and a member of our Board of Directors, has been employed by us since May 2005. He currently serves as General Manager of our Education & Government business. During the fiscal year ended January 31, 2016, Mr. Duffield had total cash compensation, including base salary, bonus and other compensation, of $376,791.

Leah Wilmington, a daughter of W. Philip Wilmington, our co-President, has been employed by us since June 2010. She currently serves as a Manager, Presales. During the fiscal year ended January 31, 2016, Ms. Wilmington had total cash compensation, including base salary, bonus and other compensation, of $205,910.

Christina Erickson, a sister-in-law to James J. Bozzini, our Executive Vice President, Services, has been employed by us since June 2015. She currently serves as Senior Customer Updates Analyst. During the fiscal year ended January 31, 2016, Ms. Erickson had total cash compensation, including base salary, bonus and other compensation, of $73,095.

Lien Wolfe, a sister-in-law to Mr. Bozzini, has been employed by us since February 2015. She currently serves as Director, Enterprise Applications. During the fiscal year ended January 31, 2016, Ms. Wolfe had total cash compensation, including base salary, bonus and other compensation, of $213,141.

The salary and bonus levels of Mr. Duffield, Ms. Wilmington, Ms. Erickson and Ms. Wolfe were based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors. They also received equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.

Relationship with Aon, plc

Ms. Davies, one of our directors, is the Chief Financial Officer and Executive Vice President of Global Finance of Aon, plc. Aon is a customer of Workday and made payments to Workday of $6,696,416 in fiscal 2016. Aon’s affiliates provide insurance brokerage and other non-advisory products and services to Workday for which Aon receives industry-standard commissions from the carriers with which it places insurance policies or standard commercial prices for its other products and services.

Relationship with Flextronics International, Ltd.

Mr. McNamara, one of our directors, is the Chief Executive Officer of Flex. Flex is a customer of Workday and made payments to Workday of $4,797,210 in fiscal 2016.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.

Statement of Policy Regarding Related Party Transactions

We have adopted a written related-party transactions policy which provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family member of the foregoing “related parties,” are not permitted to enter into a material related party transaction with us without the review, consideration and approval or ratification of the disinterested members of the Audit Committee. For this policy, a material related party transaction is defined as a transaction with a related party in which the amount involved exceeds $120,000, or contributions to affiliated charities above $50,000. In approving or rejecting any proposed related party transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee in determining whether such transaction is fair to Workday and in the best interest of all of our stockholders, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related party’s interest in the transaction; the benefits that the transaction provides to us; and whether the transaction was undertaken in the ordinary course of business.

NAMED EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

The following table provides certain information about our named executive officers and other executive management as of April 21, 2016. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Named Executive Officers:	Age	Current Position(s) with Workday
Aneel Bhusri	50	Co-founder, Chief Executive Officer and Director
James J. Bozzini	49	Executive Vice President, Services
Mark S. Peek	58	Co-President
Michael A. Stankey	56	Vice Chairman
W. Philip Wilmington	57	Co-President

Other Executive Officers and Management:
Christine M. Cefalo	38	Executive Vice President, Marketing
Petros Dermetzis	54	Executive Vice President, Development
Michael L. Frandsen	54	Executive Vice President, Products
Ashley D. Goldsmith	43	Chief Human Resources Officer
James P. Shaughnessy	61	Senior Vice President, General Counsel and Secretary
Robynne D. Sisco	50	Chief Financial Officer
Stanley L. Swete	55	Chief Technology Officer

Named Executive Officers

For information on the business background of Messrs. Bhusri and Stankey, see “Proposal No. 1—Election of Directors” above.

James J. Bozzini joined Workday in 2007 to lead our Services and Operations functions, and currently serves as Executive Vice President, Customer Operations. Between 1991 and 1999, Mr. Bozzini held a number of senior management positions at PeopleSoft, including Senior Vice President of Services. Mr. Bozzini received a B.S. in Business Administration from California State University, Chico.

Mark S. Peek has served as our co-President since June 2015, as our Chief Financial Officer from June 2012 to April 2016, and as a director of Workday from December 2011 to June 2012. From January 2011 to May 2012, Mr. Peek served as the Chief Financial Officer and Co-President, Business Operations of VMware, Inc., a provider of business infrastructure virtualization solutions. From April 2007 to January 2011, Mr. Peek served as Chief Financial Officer of VMware. From 2000 to 2007, Mr. Peek was Senior Vice President and Chief Accounting Officer at Amazon.com, Inc., an online retail company. Prior to joining Amazon.com, Mr. Peek spent 19 years at Deloitte & Touche LLP, the last 10 years as a partner. Mr. Peek is a director of Trimble Navigation Limited, an advanced positioning systems company. Mr. Peek received a B.S. in Accounting and Business Administration from Minnesota State University

W. Philip Wilmington joined Workday in February 2015 as head of worldwide sales, and has served as our co-President since June 2015. From September 2012 to January 2015, Mr. Wilmington was the President and Chief Operating Officer of Tidemark Systems, Inc., a provider of corporate performance management software for planning, budgeting, forecasting and analytics. Mr. Wilmington also served as the Chief Executive Officer of OutlookSoft from 2005 to 2007, as co-President at PeopleSoft from October 2004 to December 2004, and previously held senior leadership positions at TriNet and Tesseract Software. Mr. Wilmington received his B.S. in Marketing from Bradley University, and currently serves on Bradley’s University’s Board of Trustees.

Other Executive Officers and Management

For information on the business background of Mr. Duffield, see “Proposal No. 1—Election of Directors” above.

Christine M. Cefalo joined Workday in 2008, and currently serves as Executive Vice President of Marketing. Since joining Workday, Christine has served in a variety of marketing and communications leadership positions, including Vice President of Corporate Communications. Prior to joining Workday, Christine served as a technology practice leader for global communications firm Porter Novelli and later founded her own public relations consultancy, and also spent five years on the public relations team at PeopleSoft. Ms. Cefalo received a B.A. in Journalism from California State University, Chico.

Petros Dermetzis joined Workday in 2005 to lead our Development function, and currently serves as our Executive Vice President, Development. From 1993 to 2005, Mr. Dermetzis held a number of key development and international sales operations positions at PeopleSoft, most recently as General Manager and Group Vice President of Tools & Technology. Mr. Dermetzis received a B.A. in Marketing Engineering from Huddersfield University and an M.S. in Information Management from Lancaster University in the United Kingdom.

Michael L. Frandsen joined Workday in 2010 to lead our Products function, and currently serves as our Executive Vice President, Products, Support & Delivery. From January 2008 to December 2008, Mr. Frandsen served as Chief Executive Officer at Potenco, Inc. a developer of hand-held micro-generators. From November 2006 to July 2007, Mr. Frandsen served as Senior Vice President, Product Management and Strategy at DemandTec, Inc., a SaaS marketing and merchandising optimization solutions company. From 1995 to 2002, Mr. Frandsen held a number of key leadership roles at PeopleSoft, including general manager of supply chain management. Mr. Frandsen received a B.S. in Business from the University of Colorado at Boulder.

Ashley D. Goldsmith has served as our Chief Human Resources Officer (CHRO) since September 2013. From 2010 to 2013, Ms. Goldsmith served as CHRO and Executive Vice President at Polycom, Inc., a standards-based unified communication and collaboration company. From 2008 to 2010, Ms. Goldsmith was Senior Vice President of Human Resources, corporate communications, and environmental health and safety for the Tissue Diagnostics Division of F. Hoffmann-La Roche AG, a global healthcare company. Ms. Goldsmith has also served as CHRO at Ventana Medical Systems from 2007 to 2008, and held a number of human resources roles at The Home Depot from 1995 to 2007. Ms. Goldsmith holds an M.B.A. from the Kellogg School of Management at Northwestern University, an M.S. in human resource development from Georgia State University, and a B.S. in psychology from Vanderbilt University.

James P. Shaughnessy joined Workday in August 2011 and serves as our Senior Vice President, General Counsel and Secretary. From June 2007 to August 2011, Mr. Shaughnessy was Senior Vice President, Chief Administrative Officer and General Counsel of Orbitz Worldwide, Inc., a global online travel company. Mr. Shaughnessy served as Senior Vice President, General Counsel and Secretary of PeopleSoft in 2004. Prior to 2007, Mr. Shaughnessy also served as Senior Vice President and General Counsel of Lenovo Group Ltd. and in senior legal positions with Hewlett-Packard Company, Compaq Computer Company and Digital Equipment Corporation. Mr. Shaughnessy received a B.S. in Political Science from Northern Michigan University and a J.D. and a Masters of Public Policy from the University of Michigan.

Robynne D. Sisco joined Workday in August 2012 as Chief Accounting Officer, and has served as Workday’s Chief Financial Officer since April 2016. From June 2009 to August 2012, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMWare, a provider of business infrastructure virtualization solutions. Ms. Sisco also previously served as Senior Vice President and Chief Accounting Officer at VeriSign, and held senior finance positions at Oracle, Visa, General Electric and Ford. Ms. Sisco received a B.A. in Economics from Claremont McKenna College and an M.B.A. in Finance from Golden Gate University.

Stanley A. Swete has served as our Chief Technology Officer since February 2007. From April 2005 to February 2007, Mr. Swete served as our Vice President of Products and Technology. From 1992 to 2002 and in 2004, Mr. Swete held a number of key leadership roles at PeopleSoft, including head of the products and technology organization. He was also manager of tools development, general manager of financial applications, general manager of CRM, and was responsible for the initial release of PeopleSoft’s Internet architecture. Mr. Swete received a B.S. and M.S. in Industrial Engineering from Stanford University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2016 for:

•	Aneel Bhusri, our Chief Executive Officer and Director;

•	James J. Bozzini, our Executive Vice President, Services;

•	Mark S. Peek, our co-President;

•	Michael A. Stankey, our Vice Chairman of the Board; and

•	W. Philip Wilmington, our co-President.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our named executive officers (NEOs). The compensation provided to our NEOs for fiscal 2016 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board of Directors (the Compensation Committee) arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2016; the role of Compensia, our outside compensation consultant; and the peer group used in evaluating executive officer compensation.

Executive Summary

Fiscal 2016 Financial and Business Highlights

We provide enterprise cloud applications for financial management, human capital management (HCM) and analytics. We offer Workday applications to our customers on an enterprise-wide subscription basis, typically with three-year terms and with subscription fees based on the size and nature of the customer’s workforce.

In fiscal 2016, we achieved significant financial and operational results:

•	We increased our revenues from $788 million in fiscal 2015 to $1.16 billion in fiscal 2016;

•	We increased our operating cash flows from $102 million in fiscal 2015 to $259 million in fiscal 2016;

•	We substantially increased our number of customers, and surpassed the 1,000 customer milestone;

•

We issued two new updates to the Workday platform with hundreds of new features, including Workday Talent Insights, Workday Professional Services Automation, Workday Payroll for the UK and Workday Inventory;

•	We announced our intent to deliver Workday Planning, a new budgeting, planning, and forecasting application, which is expected to be generally available in calendar year 2016;

•

We unveiled Workday Learning, a new application expected to be generally available in calendar year 2016, which is intended to offer a more personalized, meaningful learning experience for organizations to evolve and encourage career development at every stage of the employee lifecycle;

•	We achieved 98% customer satisfaction ratings; and

•

We were named a “Top Workplace in the Bay Area” and a “Best Place to Work in the Bay Area” for large companies in two different media surveys, and also made our inaugural appearance in the list of 100 Best Companies to Work For by Fortune magazine.

In addition, in fiscal 2016, we implemented several key leadership changes that were designed to strengthen our management team and prepare for continued significant revenue growth. In February 2015, we hired W. Philip Wilmington as Executive Vice President and Head of Worldwide Sales. Mr. Wilmington was previously Chief Executive Officer of Tidemark Systems, Inc. In June 2015, we appointed Michael Stankey as Vice Chairman of our Board of Directors. In addition, Mark Peek and Mr. Wilmington were each promoted to Co-President in June 2015. Mr. Peek continues to oversee most aspects of our business operations, and Mr. Wilmington continues to lead worldwide sales, with added responsibility for customer services.

Executive Compensation Philosophy, Objectives and Design

Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of product development, sales, marketing, services and general and administrative functions. The market for skilled personnel in the software industry is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic goals.

In fiscal 2016, our Compensation Committee reviewed and assessed our compensation philosophy, which is intended to promote Workday’s core values. The Compensation Committee believes that a great work environment, substantial employee ownership and meaningful pay and benefits support a winning team, company and workplace. Further, our compensation is designed to be focused on ownership, innovation and results and to be fair and flexible. Accordingly, key elements of our total rewards philosophy include the following:

Focus on ownership: We believe that all of our employees should share in the ownership of Workday, and therefore, equity compensation is a larger part of total rewards than the market norm.

Focus on innovation and results: We reward results, while recognizing market-based differences between functions. The development of great products is the life-blood of the company, and the compensation structure for product developers is weighted toward long-term compensation in support of longer-term objectives. In contrast, sales compensation is weighted toward variable short-term compensation in accordance with market practices and to promote revenue growth.

Fair and flexible: The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide target total direct compensation (salary, bonus and equity) that is at or above market norms, and to provide parity and consistency within functions. We also believe in adhering to budgets, ensuring transparency and promoting understanding of our compensation philosophy and practices by employees, while at the same time retaining the flexibility needed to promote employee acquisition and retention.

Objectives

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	Provide competitive compensation to recruit, retain and motivate top talent;

•	Align the interests of our executive officers and stockholders through the use of equity awards; and

•	Motivate and reward behavior consistent with our goals and performance objectives.

The Compensation Committee reviews our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation program at least annually.

Design

Our executive compensation program has been heavily weighted towards equity. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. We use restricted stock units (RSUs) as our primary equity vehicle for our executive officers, including our NEOs. We believe that RSU awards can align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater transparency and predictability to our executive officers in the value of their compensation. To maintain a competitive compensation program, we also offer cash compensation in the form of base salaries and, to a lesser extent, semi-annual cash bonuses. Historically, our cash compensation has been low relative to companies in our peer group, and bonus opportunities have not been uniformly applied to all executives, resulting in total cash compensation for our executive officers that is typically at or below the 25th percentile of companies in our peer group. We do not benchmark to this percentile, but use the peer group information for general guidance only.

During fiscal 2016, our Compensation Committee, with the assistance of its compensation consultant, reviewed our executive compensation, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our executive officers.

Our Compensation-Setting Process

Pursuant to its charter and in accordance with New York Stock Exchange rules, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from other members of our executive team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on the Compensation Committee, see “Committees of the Board of Directors—Compensation Committee” elsewhere in this proxy statement.

The initial compensation arrangements with our executive officers other than our CEO and Chairman were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire. In fiscal 2016, the Compensation Committee and our Board of Directors considered numerous factors in determining whether to make adjustments to the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee and our Board of Directors reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee and our Board of Directors also reviewed a study by Compensia regarding the compensation of executives at the companies in our compensation peer group. However, as noted above, we do not benchmark the compensation levels of our executive officers to our compensation peer group. Except with respect to our CEO’s and Chairman’s compensation, our CEO made recommendations to the Compensation Committee regarding the compensation for our executive officers, which was also taken into account by the Compensation Committee in making its decisions regarding executive compensation. Our CEO and Chairman were not present for the Board discussions of our Board of Directors regarding their performance and compensation. Following deliberation, the Compensation Committee granted RSU awards to our NEOs, as described below and in the Summary Compensation Table.

2015 Stockholder Advisory Vote on Executive Compensation

At our Annual Meeting of Stockholders in June 2015, we conducted our initial stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2015 compensation of our NEOs, with approximately 98% of the votes cast in favor of our Say-on-Pay proposal.

The Compensation Committee intends to consider the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review, which generally takes place in April. Following our 2015 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the Say-on-Pay vote, and concluded that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results.

Our Board of Directors values the opinions of our stockholders and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs. The next Say-on-Pay vote on the compensation of our NEOs will take place at the 2016 Annual Meeting of Stockholders.

At our 2015 Annual Meeting of Stockholders, we also submitted a proposal on the frequency of future stockholder advisory votes regarding the compensation of our NEOs (commonly known as a “Say-on-Frequency” vote). Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the results of our initial Say-on-Frequency vote, our Board of Directors has adopted a policy providing for annual Say-on-Pay votes. At the present time, we expect to hold the next Say- on-Frequency vote at our 2021 Annual Meeting of Stockholders.

Role of Human Resources Team

The role of our Human Resources team and management is to design our executive compensation programs, policies and governance and make recommendations to the Compensation Committee regarding these matters. Management is responsible for, among other things:

•	Reviewing the effectiveness of the compensation programs, including competitiveness and alignment with Workday’s objectives;

•	Recommending changes to compensation programs, as may be required, to ensure achievement of all program objectives;

•	Recommending base salaries, bonuses and other awards for our executive officers, including our NEOs other than the CEO and Chairman; and

•	Reviewing and making recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans.

The Compensation Committee has retained Compensia to advise on our executive compensation programs and practices and our executive compensation decisions given its expertise in the technology industry and its knowledge of our peer companies. During fiscal 2016, Compensia provided the following services as requested by the Compensation Committee:

•	Assisted in the development of the compensation peer group we use to understand market competitive compensation practices;

•

Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis and change in control analysis), including our NEOs, and the members of our Board of Directors;

•

Reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis; and;

•	Advised on regulatory developments relating to executive compensation, and conducted a risk assessment relating to executive compensation.

All other analyses related to executive compensation for fiscal 2016 were conducted internally. Internal analyses included gathering and analyzing data, and reviewing and advising on principal aspects of executive compensation. Base salaries, equity awards, and bonuses for our executive officers were among the items reviewed based on market data provided by Compensia.

The total fees paid to Compensia for fiscal 2016 were $120,235. During fiscal 2016, the Compensation Committee reviewed the fees provided to Compensia relative to Compensia’s revenues, the services provided by Compensia to the Compensation Committee, the relationships between Compensia and its consultants and our executive officers, and other factors relating to Compensia’s independence, and concluded that Compensia is independent within the meaning of the listing standards of The New York Stock Exchange and that its engagement did not present any conflict of interest.

Compensation Peer Group

Due to our significant growth, in January 2015, our Compensation Committee determined that compensation peer group that is used for reference purposes should be revised for fiscal 2016 in order to better reflect companies that are in applications software, systems software, or internet software and services sectors, with similar revenues, significant revenue growth and mid-level market capitalization. The compensation peer group was generally developed based on companies with revenues of .5 to 2.0 times our annual revenues, as well as market capitalization of .2 to 2.0 times our market capitalization, and at least a 4.0 ratio of market capitalization to revenues. LinkedIn, Akamai and RedHat were added to our peer group because of their similar profile to Workday although they were above the 2.0 times maximum on revenue range. We also generally sought to include companies with revenue growth of greater than 25% where possible.

The compensation peer group for fiscal 2016 consisted of the following companies:

Akami Technologies*	Pandora*
ANSYS*	Red Hat*
athenahealth, Inc.	ServiceNow, Inc.
Concur Technologies, Inc.	Splunk, Inc.
CoStar Group, Inc.	Tableau Software*
Fortinet, Inc.	Twitter*
LinkedIn*	The Ultimate Software Group, Inc.
NetSuite, Inc.	VeriSign*
Palo Alto Networks, Inc.	Yelp*

*	Added to the compensation peer group for fiscal 2016

In addition, we deleted the following companies from our fiscal 2016 peer group as they did not meet one or more of the criteria discussed above:

Ariba, Inc.	Guidewired Software, Inc.
Aruba Networks, Inc.	Qlik Technologies Inc.
Aspen Technology, Inc.	RealPage, Inc.
CommVault Systems, Inc.	Solar Winds, Inc.
Fusion-io Inc.	Sourcefire, Inc.

While the Compensation Committee and our Board of Directors consider the compensation levels of the executives at the companies in our compensation peer group to provide a general understanding of market practices among similar companies, we do not benchmark or specifically set compensation levels based on the percentile levels reflected by the compensation peer group.

Elements of Our Executive Compensation Program

The key elements of our executive compensation program include base salary, semi-annual cash bonuses, equity-based awards, and welfare and health programs. Except with respect to target semi-annual cash bonuses, which typically are expressed as a pre-determined percentage of each executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, our use of RSU awards, which generally vest over four years, promote a culture of long-term value creation, while cash bonuses are payable based upon semi-annual performance. In fiscal 2016, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; made adjustments to our executive officers’ base salaries and target annual bonus opportunities as needed; and made annual equity awards. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation, and that cash compensation (including salary and bonuses) should remain lower relative to market norms.

Base Salary

We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers, including our NEOs, for performance of their day-to-day responsibilities. Our CEO and Chairman each received a base salary of $33,280 per year upon the commencement of their employment, which has not changed significantly since that time. Other than our CEO and Chairman, each executive officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required. In fiscal 2016, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, after considering a compensation analysis performed by Compensia, and determined to maintain their annual base salaries at their fiscal 2015 levels, with the exception of W. Philip Wilmington. In November 2015, Mr. Wilmington’s base salary was increased from $300,000 to $400,000 in recognition of his substantial contributions in his role as Head of Worldwide Sales and his promotion to co-President of Workday.

The base salaries paid to our NEOs during fiscal 2016 are set forth in the Summary Compensation Table below.

Annual Cash Bonuses

Historically, our CEO and Chairman have not participated in an annual cash bonus plan, other than the company-wide bonus plan that is available to all employees. Our executive officers other than the CEO are eligible to participate in a semi-annual cash bonus plan available to key employees. The target annual bonus opportunity of each of the NEOS other than the CEO and Chairman is equal to 50% of his or her base salary, other than Mr. Wilmington, whose target bonus is 100% of his base salary. Because of our emphasis on equity-based compensation, annual bonuses are not intended to constitute a material amount of the total compensation for our NEOs. The performance objectives for our executive officers do not have specific targets associated with them, and our Compensation Committee has complete discretion to determine the amount of bonus for each performance period.

The NEOs’ discretionary performance objectives for fiscal 2016 generally required contributions to: 1) performance relative to their individual and organizational goals; 2) contributions to achievement of corporate goals; 3) contributions to achievement of financial goals; and 4) evaluation of their leadership. The Compensation Committee reviewed the performance of the company and the individual NEOs, and determined that the performance objectives had generally been met. Therefore, a total of $322,597 was paid to the named executive officers for the first half of fiscal 2016, representing 101% of their collective target bonus, and a total of $354,088 was paid to the named executive officers for the second half of fiscal 2016, representing 99% of their collective target bonus.

The bonuses paid to our NEOs for fiscal 2016 are set forth in the Summary Compensation Table below.

Equity-Based Awards

The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through time-based equity awards. We make annual equity grants to our executive officers in order to effectively align their interests with those of our stockholders and ensure appropriate incentives are in place to promote a focus on our long-term strategic and financial objectives. The sizes of these awards are not determined based on a specific formula, but rather through the exercise of the Compensation Committee’s judgment after considering the performance of the executive officers, the recommendations of our CEO (except with respect to his awards or awards for the Chairman), the appropriate level of compensation for the position, the need to hire or retain an individual in a particular position, the current unvested equity held by such individuals, and the perceived retentive value of the proposed awards. In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in the compensation peer group, although it does not specifically benchmark to those companies.

As discussed above, our equity awards generally take the form of RSU awards with a four-year time-based vesting schedule. The Compensation Committee believes that these RSU awards serve as an effective retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves us before the awards have vested. While we have not granted to our executive officers RSU awards with specific performance-based vesting, the Compensation Committee believes that time-based RSU awards encourage completion of our long-term objectives. Many of our executive officers joined us prior to our initial public offering and therefore have experienced significant appreciation in the value of their pre-IPO equity awards. The Compensation Committee reviewed the size and vesting schedule for the remaining unvested portion of all outstanding equity awards held by our executive officers, including our NEOs, and agreed that the existing equity awards, together with the fiscal 2016 equity grants, appropriately satisfied our motivation and retention goals for the near-term future for each individual.

The RSU awards granted to our NEOs in fiscal 2016 were as follows:

Named Executive Officer	Number of Shares Subject to Restricted Stock Unit Award(1)		Value of Restricted Stock Unit Award on the Date of Grant(4)
Aneel Bhusri	104,607	(1)	$9,224,245
James J. Bozzini	46,492	(1)	4,099,665
Mark S. Peek	69,738	(1)	6,149,497
	25,000	(2)	1,989,250
Michael A. Stankey	92,984	(1)	8,199,329
W. Philip Wilmington	137,100	(3)	11,318,976
	113,000	(2)	8,991,410

(1)

These RSU awards are subject to quarterly vesting based on continued service over four years, with one-fourth of such awards vesting one year from April 15, 2015, after which the awards vest in equal installments over the next twelve quarters.

(2)

These RSU awards are subject to quarterly vesting based on continued service over four years, with one-fourth of such awards vesting one year from June 15, 2015, after which the awards vest in equal installments over the next twelve quarters.

(3)

These RSU awards were provided in connection with Mr. Wilmington’s commencement of employment, and are subject to quarterly vesting based on continued service over four years, with one-fourth of such awards vesting one year from March 15, 2015, after which the awards vest in equal installments over the next twelve quarters.

(4)

The amounts reported represent the grant date fair value of the RSU awards without regards to forfeitures as computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Section 718 (ASC 718). These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

The size of these awards was determined by the Compensation Committee based on its collective judgment and after considering the following factors:

•	each executive officer’s individual performance, including financial, operational, customer, strategic, product and competitive factors;

•	the size and vesting schedule of outstanding and unvested equity awards;

•

the level of each executive officer’s target total cash compensation (base salary plus target annual cash bonus opportunity), which is generally lower than the cash compensation for executives with similar responsibilities at companies in the compensation peer group; and

•	the recommendations of the CEO (except with respect to his award or the award for the Chairman).

In addition, for the CEO and Chairman, executive leadership factors were also considered.

For Mr. Wilmington’s initial RSU grant in connection with his commencement of employment in February 2015, the Committee considered his previous experience and compensation levels, and his proposed responsibilities at Workday. Mr. Wilmington and Mr. Peek also received an additional RSU grant in June 2015 in connection with their promotions to Co-President. The equity awards granted to our NEOs for fiscal 2016 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table below.

Benefits Programs

Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by the Compensation Committee.

Post-Employment Compensation

We have a change in control policy applicable to our executive officers and certain other employees which provides for severance payments and benefits in the event of a termination of employment following a change in control of Workday. In addition, certain of our executive officers have post-employment compensation arrangements. The Compensation Committee determined that these arrangements and policy were both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to named executive officers are set forth in “Potential Payments upon Termination or Change in Control” below. We do not provide for single trigger acceleration following a Change of Control and do not provide tax gross-ups.

Other Compensation Policies

Executive Officer Recoupment Policy

The Compensation Committee has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results as a result of fraud by such executive officer, and the compensation earned by the executive officer was based on achieving financial results in excess of what could have been earned by the executive officer based on the restated financial results, in all cases as determined by the Board of Directors. The recovery period extends up to three years prior to the date of the restatement, for periods after the effective date of the policy.

Equity Awards Grant Policy

The Compensation Committee has adopted a policy governing equity awards that are granted to our executive officers and employees and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board of Directors or the Compensation Committee at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board of Directors, and provides that the CEO and CFO may make awards to non-executive employees within prescribed limits. Generally, new hire awards will be effective on the 15th day of the month following commencement of employment, and refresh, promotion and discretionary awards will be effective on the 15th day of the second month of the fiscal quarter, or April 15 with respect to annual refresh grants, unless otherwise approved by counsel. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock, as defined in the 2012 Equity Incentive Plan, on the date of grant.

Derivatives Trading and Hedging Policy

Our Policy on Trading in Securities prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our Board of Directors.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

Generally, our Policy on Trading in Securities requires our executive officers and members of our Board of Directors to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and provides that such individuals may not trade in our equity securities during “blackout” periods.

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that require our CEO and Chairman of our Board of Directors to own and hold shares of our stock with a value equal or greater than five times their annual base salaries, our other executive officers to own and hold shares of our stock with a value equal or greater than three times their annual base salaries, and members of our Board of Directors to own and hold shares of our stock with a value equal or greater than $1 million. Under this policy, this ownership requirement may be satisfied by ownership of shares of either our Class A or Class B Common Stock, vested RSUs, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest.

Compensation Policies and Practices as they relate to Risk Management

The Compensation Committee has reviewed our executive and employee compensation programs, and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:

•

We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success. Our RSUs have time-based vesting.

•

We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•

We do not cap the cash incentive award for our Sales Incentive Plan to provide maximum incentive for our sales force to meet and exceed their revenue objectives. However, we do maintain internal controls over the determination of sales incentive awards.

•	Our employees of Workday are required to comply with our Code of Business Conduct, which covers, among other things, accuracy in keeping financial and business records.

•

The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee.

•

A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of equity, to align their interests with the interests of stockholders.

•	We maintain Stock Ownership Guidelines for our executive officers and the members of the Board of Directors to ensure that they retain specified levels of equity in Workday.

•

As part of our Policy on Trading in Securities, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

•

Our Board of Directors has adopted an Executive Officer Recoupment Policy providing that it may require reimbursement or forfeiture of all or a portion of any cash compensation that was paid to an executive officer based on financial results if a restatement of those results is required and it determines that fraud on the part of the executive officer contributed to the need for the restatement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the Code) limits the amount that we may deduct from our federal income taxes for remuneration paid to certain of our executive officers to $1 million per executive officer per year, unless the remuneration is exempt from this limitation. Section 162(m) provides an exception from this deduction limitation for “qualified performance-based compensation” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. Gains from the settlement of RSU awards and bonus payments to the covered executive officers may not be tax deductible. We generally believe the income from the majority of our cash compensation paid will be deductible. In addition, we believe that income from the exercise of stock options will be deductible. However, income from the settlement of RSUs may not be deductible for fiscal 2016 or future years. While our Compensation Committee is mindful of the benefit to us of the full deductibility of the compensation paid to our executive officers and will consider deductibility when analyzing potential compensation alternatives, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation to be deductible for income tax purposes.

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2016, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options, RSU awards and shares acquired through our Employee Stock Purchase Plan (ESPP), over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four-year or five-year vesting period of the award). We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in Workday’s Annual Report on Form 10-K for fiscal 2016 and included in this proxy statement.

Submitted by the Compensation Committee of our Board of Directors:

George J. Still, Jr. (Chair)

A. George (Skip) Battle

Jerry Yang

SUMMARY COMPENSATION TABLE

The following table provides information concerning all plan and non-plan compensation earned by each of our named executive officers during the fiscal years ended January 31, 2016, January 31, 2015 and January 31, 2014.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Stock Awards (2)	All Other Compensation(3)	Total
Aneel Bhusri	2016	$32,555	$—	$—	$9,224,245	$500	$9,257,300
Chief Executive Officer	2015	33,280	—	—	8,139,471	130,416	8,303,167
	2014	33,280	—	—	9,730,842	3,975	9,768,097

James J. Bozzini	2016	195,641	98,250	—	4,099,665	2,411	4,395,967
Executive Vice President, Services	2015	200,000	104,219	—	3,617,543	20,283	3,942,045
	2014	200,000	81,500	—	4,324,819	3,846	4,610,165

Mark S. Peek	2016	269,007	135,750	—	8,138,747	—	8,543,504
Co-President	2015	275,000	143,301	—	5,426,314	19,964	5,864,579
	2014	266,667	120,250	—	5,946,662	12,813	6,346,392

Michael A. Stankey	2016	269,007	135,750	—	8,199,329	3,311	8,607,397
Vice Chairman of the Board	2015	275,000	143,301	—	7,235,085	26,752	7,680,138
	2014	275,000	132,750	—	7,568,433	7,272	7,983,455

W. Philip Wilmington	2016	293,365	265,144	—	20,310,386	4,280	20,873,175
Co-President	2015	—	—	—	—	—	—
	2014	—	—	—	—	—	—

(1)

Includes $1,500 cash bonuses paid to all employees under the company-wide bonus plan in the fiscal year ended January 31, 2014 (for Messrs. Bozzini, Peek and Stankey). Under such company-wide bonus plan, employees also received one week’s additional personal time off (PTO). For Messrs. Bozzini, Peek, Stankey and Wilmington, amounts also include payment of bonuses pursuant to the executive bonus program.

(2)

The amounts reported reflect the grant date fair value of the stock options, restricted stock awards and RSUs granted to the named executive officers as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each restricted stock award or RSU is measured based on the closing price of our Class A common stock on the date of grant.

(3)

All other compensation consists of spousal expenses related to attendance at company-sponsored events for Messrs. Bhusri, Bozzini, Stankey and Wilmington, as well as payout of accrued PTO in accordance with a change in our PTO policy in fiscal 2015 applicable to all employees. Mr. Bhusri also received a service award gift card in fiscal 2016. For Mr. Bhusri, the fiscal 2015 amount also includes $125,000 for Workday’s payment of the fees associated with Mr. Bhusri’s HSR Act filing otherwise payable by Mr. Bhusri, as approved by the Compensation Committee.

Grants of Plan-Based Awards in Fiscal 2016

The following table provides information regarding grants of incentive plan-based awards under our 2012 Equity Incentive Plan and made during the fiscal year ended January 31, 2016 to each of our named executive officers.

	Grant Date	Equity Grants
Name		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (1)
Aneel Bhusri	04/15/2015	104,607	$9,224,245
James J. Bozzini	04/15/2015	46,492	4,099,665
Mark S. Peek	04/15/2015	69,738	6,149,497
	06/15/2015	25,000	1,989,250
Michael A. Stankey	04/15/2015	92,984	8,199,329
W. Philip Wilmington	03/15/2015	137,100	11,318,976
	06/15/2015	113,000	8,991,410

(1)

These RSUs are shown at their aggregate grant date fair value in accordance with ASC 718. The fair value of each restricted stock award is measured based on the closing price of our Class A common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding each unexercised stock option, restricted shares and RSUs held by our named executive officers as of January 31, 2016.

	Grant Date	Option Awards			Stock Awards
Name		Number of Securities Underlying Unexercised Options Exercisable (1)(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (3)
Aneel Bhusri	04/15/2015	—	$—	—	104,607	$6,591,287
	04/15/2014	—	—	—	104,607	6,591,287
	08/30/2013	—	—	—	117,393	7,396,933
	05/22/2012	—	—	—	400,000	25,204,000
	11/04/2010	2,928,356	1.30	11/04/2020	—	—
James J. Bozzini	04/15/2015	—	—	—	46,492	2,929,461
	04/15/2014	—	—	—	46,492	2,929,461
	08/30/2013	—	—	—	52,175	3,287,547
	05/04/2012	50,000	7.05	05/03/2022	—	—
	02/18/2011	164,250	2.30	02/17/2021	—	—
	07/29/2010	5,250	1.00	07/28/2020	—	—
	12/18/2009	200	0.65	12/17/2019	—	—
	03/16/2009	15,000	0.50	03/15/2019	—	—
Mark S. Peek	06/15/2015	—	—	—	25,000	1,575,250
	04/15/2015	—	—	—	69,738	4,394,191
	04/15/2014	—	—	—	69,738	4,394,191
	08/30/2013	—	—	—	71,741	4,520,400
	05/22/2012	—	—	—	45,000	2,835,450
Michael A. Stankey	04/15/2015	—	—	—	92,984	5,858,922
	04/15/2014	—	—	—	92,984	5,858,922
	08/30/2013	—	—	—	91,306	5,753,191
	05/04/2012	150,000	7.05	05/03/2022	—	—
	02/18/2011	675,000	2.30	02/17/2021	—	—
	10/27/2009	462,234	0.65	10/26/2019	—	—
W. Philip Wilmington	06/15/2015	—	—	—	113,000	7,120,130
	03/15/2015	—	—	—	137,100	8,638,671

(1)

Options vest over a five-year period as follows: 20% of the Class B common stock underlying the options vest on the first anniversary of the vesting start date and thereafter 5% of the Class B common stock underlying the options vest each quarter. Notwithstanding the vesting schedule, these stock options were immediately exercisable in full as of the date of grant, with the underlying shares subject to a lapsing right of repurchase in favor of us at the exercise price.

(2)

In addition, Mr. Peek has exercised options, some of which had not yet vested and were therefore subject to a right of repurchase as of January 31, 2016 in the event that his service with Workday terminates. Mr. Peek has 180,000 shares subject to a right of repurchase.

(3)

The market value of unvested shares and RSUs is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our Class A common stock on January 29, 2016, the last trading day of our fiscal year, which was $63.01.

Option Exercises and Stock Vested in Fiscal 2016

The following table summarizes the value realized by our named executive officers on option awards exercised and restricted stock awards vested during the year ended January 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($) (2)
Aneel Bhusri	271,644	$21,374,021	216,770	$16,882,821
James J. Bozzini	142,000	11,054,954	7,453	588,116
Mark S. Peek	—	—	40,248	3,175,070
Michael A. Stankey	661,500	51,186,638	13,043	1,029,223
W. Philip Wilmington	—	—	—	—

(1)	The value realized on exercise is calculated as the difference between the fair market value of our Class A common stock on the date of exercise and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated by multiplying the number of shares by the underlying value of the underlying shares on the vesting dates.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to 75% of their eligible compensation subject to applicable annual limits set pursuant to the Code. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Code Section 401 so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan, or under Code Section 402A so that contributions by employees to the 401(k) plan are taxable as income, but qualifying withdrawals and income earned on those contributions are not taxable to employees.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of January 31, 2016 for equity compensation plans:

Plan Category	Number of Securities to be Issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,972,280	$5.06	59,052,748	(1)
Equity compensation plans not approved by security holders	2,928,356	1.30	—

(1)	Included in this amount are 4,579,287 shares available for future issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2016, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock or Class B common stock, (b) by each director and nominee for director, (c) by the named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 117,925,330 shares of Class A common stock and 77,945,959 shares of Class B common stock outstanding at March 31, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested and settleable, within 60 days of March 31, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588.

	Shares Beneficially Owned				% Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	%
Named Executive Officers and Directors:
David A. Duffield(2)	1,076,006	*	76,279,771	97%	84%
Aneel Bhusri(3)	47,522	*	76,279,771	97%	84%
James J. Bozzini(4)	163,701	*	209,700	*	*
Mark S. Peek(5)	21,234	*	469,543	*	*
Michael A. Stankey(6)	39,934	*	1,099,987	2%	*
W. Philip Wilmington	1,559	*	0	*	*
A. George (Skip) Battle(7)	92,461	*	354,623	*	*
Christa Davies(8)	79,625	*	165,000	*	*
Michael M. McNamara(9)	183,319	*	180,000	*	*
George J. Still, Jr.(10)	155,136	*	400,784	1%	*
Jerry Yang(11)	46,452	*	0	*	*
All executive officers and directors as a group (13 persons)(12)	2,014,162	2%	79,826,905	100%	87%
5% Stockholders:
Baillie Gifford & Co(13)	7,477,016	6%	—	—
Jennison Associates LLC(14)	9,505,372	8%	—	—	*
Morgan Stanley and affiliates(15)	5,855,469	5%	—	—	*
Prudential Financial Inc. and affiliates(16)	9,746,760	7%	—	—	*
The Vanguard Group and affiliates(17)	7,676,258	7%	—	—	*
Wellington Management Group LLP and affiliates(18)	11,642,307	10%	—	—	*

*	Less than 1%
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Includes (i) 1,050,000 shares of Class A common stock held by Dave & Cheryl Duffield Foundation (the Duffield Foundation), (ii) 18,553 shares of Class A common stock held by Mr. Duffield, (iii) 7,453 RSUs held directly by Mr. Duffield which vest within 60 days of March 31, 2016 and will be settled in shares of Class A common stock, (iv) 65,269,972 shares of Class B common stock held by The David A. Duffield Trust (the Duffield Trust), including 407,000 shares of Class B common stock which may be repurchased by us at the original exercise price within 60 days of March 31, 2016, and (v) 11,009,799 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri. Mr. Duffield has sole voting and dispositive power with regard to the shares held by the Duffield Trust and the Duffield Foundation.

(3)

Includes (i) 30,751 shares of Class A common stock held directly by Mr. Bhusri, (ii) 16,771 RSUs held directly by Mr. Bhusri which vest within 60 days of March 31, 2016 and will be settled in shares of Class A common stock, (iii) 7,126,443 shares of Class B common stock held directly by Mr. Bhusri, (iv) 1,000,000 shares of restricted Class B common stock held directly by Mr. Bhusri, (v) 2,878,356 shares of Class B common stock issuable to Mr. Bhusri pursuant to options exercisable within 60 days of March 31, 2015, (vi) 5,000 shares of Class B common stock held by Mr. Bhusri’s minor child, and (v) 65,269,972 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri. Mr. Bhusri has voting and dispositive power with regard to the shares held by Mr. Bhusri’s minor child.

(4)

Includes (i) 14,422 shares of Class A common stock held directly by Mr. Bozzini, (ii) 108,595 shares of Class A common stock held by the Bozzini Revocable Trust, (iii) 7,453 RSUs held directly by Mr. Bozzini which vest within 60 days of March 31, 2016 and will be settled in shares of Class A common stock, (iv) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, (v) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, (vi) 11,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, and (vii) 209,700 shares of Class B common stock issuable to Mr. Bozzini pursuant to options exercisable within 60 days of March 31, 2016.

(5)

Includes (i) 10,986 shares of Class A common stock held directly by Mr. Peek, (ii) 10,248 RSUs held directly by Mr. Peek which vest within 60 days of March 31, 2016 and will be settled in shares of Class A common stock, (iii) 409,543 shares of Class B common stock held directly by Mr. Peek, of which 147,500 shares may be repurchased by us at the original exercise price within 60 days of March 31, 2016, and (iv) 60,000 shares of restricted Class B common stock held directly by Mr. Peek, of which 37,500 shares are subject to forfeiture as of March 31, 2016.

(6)

Includes (i) 26,891 shares of Class A common stock held directly by Mr. Stankey, (ii) 13,043 RSUs held directly by Mr. Stankey which vest within 60 days of March 31, 2016 and will be settled in shares of Class A common stock, and (iii) 1,099,987 shares of Class B common stock issuable to Mr. Stankey pursuant to options exercisable within 60 days of March 31, 2016.

(7)

Includes (i) 28,356 Class A shares held directly by Mr. Battle, (ii) 4,781 shares of RSUs held directly by Mr. Battle which will be settled in shares of Class A common stock on the vesting date of May 15, 2016, (iii) 11,824 shares of Class A common stock held by the A. George Battle 2011 Separate Property Trust, (iv) 47,500 shares of Class A common stock held by the Battle Family Foundation, and (v) 354,623 shares of Class B common stock held directly by Mr. Battle, of which 21,000 shares of Class B common stock may be repurchased by us at the original exercise price within 60 days of March 31, 2016. Mr. Battle has voting and dispositive power with regard to the shares held by the A. George Battle 2011 Separate Property Trust and the Battle Family Foundation.

(8)

Includes (i) 75,292 shares of Class A common stock held directly by Ms. Davies, (ii) 4,333 shares of RSUs held directly by Ms. Davies which will be settled in shares of Class A common stock on the vesting date of May 15, 2016, and (iii) 165,000 shares of Class B common stock issuable to Ms. Davies pursuant to options exercisable within 60 days of March 31, 2016.

(9)

Includes (i) 145,122 shares of Class A common stock held directly by Mr. McNamara, (ii) 4,632 shares of RSUs held directly by Mr. McNamara which will be settled in shares of Class A common stock on the vesting date of May 15, 2016, (iii) 4,000 shares of Class A common stock held by Mr. McNamara’s child, (iv) 29,565 shares of Class A common stock held by Flextronics International USA, Inc. 2005 Senior Executive Deferred Compensation Plan dated June 30, 2005 (Flextronics Trust), and (v) 180,000 shares of Class B common stock issuable to Mr. McNamara pursuant to options exercisable within 60 days of March 31, 2016. Mr. McNamara has voting and dispositive power with regard to the shares held by his child. Mr. McNamara does not have voting and dispositive power with regard to the shares held by the Flextronics Trust.

(10)

Includes (i) 10,757 shares of Class A common stock held directly by Mr. Still, (ii) 5,379 shares of RSUs held directly by Mr. Still which will be settled in shares of Class A common stock on the vesting date of May 15, 2016, (iii) 44,000 shares of Class A common stock held by Still Family Partners, a California limited partnership, (iv) 95,000 shares of Class A common stock held by the Still Family Trust, (v) 180,784 shares of Class B common stock held by Still Family Partners, and (vi) 220,000 shares of Class B common stock issuable to Mr. Still pursuant to options exercisable within 60 days of March 31, 2016. Mr. Still has voting and dispositive power with regard to the shares held by Still Family Partners, and the Still Family Trust.

(11)

Includes (i) 39,470 shares of Class A common stock held directly by Mr. Yang, (ii) 2,500 shares of Class A common stock held by the JY Trust, and (iii) 4,482 shares of RSUs held directly by Mr. Yang which will be settled in shares of Class A common stock on the vesting date of May 15, 2016. Mr. Yang has voting and dispositive power with regard to the shares held by the JY Trust.

(12)

The total number of shares of Class A common stock includes the shares described in footnotes 2 through 12 above, as well as 10,225 Class A common stock held by officers who are not named executive officers and 37,000 shares of Class A common stock held by an officer’s family trust. In addition 15,238 RSUs vesting within 60 days of March 31, 2016 held by officers who are not named executive officers. The total number of shares of Class B common stock includes the shares of Class B common stock described in footnotes 2 through 12 above, as well as 134,000 shares of Class B Common Stock issuable pursuant to options exercisable within 60 days of March 31, 2016 held by officers who are not named executive officers and 9,000 shares of restricted Class B common stock held by an officer who is not a named executive officer, which shares are subject to forfeiture as of March 31, 2016.

(13)

Based on information contained in a Schedule 13G filed by Baillie Gifford & Co on February 11, 2016, Baillie Gifford & Co has sole voting power over 4,318,132 Class A shares and sole dispositive power over 7,477,016 Class A shares. The filing states that Baillie Gifford & Co is an investment advisor in accordance with rule 240.13d-1(b)(1)(ii)(E) and the shares beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, or behalf of interment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Baillie Gifford & Co. is located at Calton Square, 1 Greenside Row, Edinburgh EH1 3AN Scotland UK.

(14)

Based on information contained in Amendment 5 in a Schedule 13G filed by Jennison Associates LLC (Jennison) on February 5, 2016, Jennison has sole voting power over 4,790,933 Class A shares and shared dispositive power over 9,505,372 Class A shares. The filing states that Prudential Financial, Inc. (Prudential) may be deemed the beneficial owner of securities beneficially owned by Jennison and the shares reported by Jennison may also be reported on the Amendment 5 to the 13G filed by Prudential on January 28, 2016, as described in footnote 17 below. Jennison is located at 466 Lexington Ave, New York, New York, 10017.

(15)

Based on information contained in Amendment 1 in a Schedule 13G filed by Morgan Stanley and Morgan Stanley Investment Management Inc. (MS) on February 11, 2016, MS has sole voting power over 5,813,672 Class A shares and shared dispositive power over 5,855,469 Class A shares. The filing states that the securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley is located at 1585 Broadway, New York, New York, 10036 and Morgan Stanley Investment Management Inc. is located at 522 Fifth Avenue, New York, New York, 10036.

(16)

Based on information contained in Amendment 5 to a Schedule 13G filed by Prudential on January 28, 2016, Prudential has sole voting power and sole dispositive power over 586,029 Class A shares, shared voting power over 4,446,322 Class A shares, and shared dispositive power over 9,160,761 Class A shares. The filing states Prudential may be deemed the beneficial owner of securities beneficially owned by The Prudential Insurance Company of America, Jennison Associates LLC, Prudential Investment Management, Inc., PGIM, Inc. and Quantitative Management Associates LLC. Prudential is located at 751 Broad Street, Newark, New Jersey 07102.

(17)

Based on information contained in Amendment 1 to a Schedule 13G filed by The Vanguard Group (Vanguard) on February 10, 2016, Vanguard has sole voting power over 105,389 Class A shares, shared voting power over 10,300 Class A shares, sole dispositive power over 7,555,177 Class A shares and shared dispositive power over 121,081 Class A shares. The filing states that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 73,781 Class A shares or .06% of the Class A common stock outstanding as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 78,908 shares or .07% of the Class A common stock outstanding as a result of its serving as investment manager of Australian investment offerings. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(18)

Based on information contained in a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (Wellington) on April 11, 2016, Wellington has shared voting power over 6,788,043 Class A shares, and shared dispositive power over 11,642,307 Class A shares and Wellington Management Company LLP, an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E), has shared voting power over 6,788,043 Class A shares, and shared dispositive power over 9,530,329 Class A shares. The filing states that Wellington Management Group, LLP, as parent holding company to certain holding companies and the Wellington Investment Advisers, is owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Holdings LLP is owned by Wellington Management Group LLP. Wellington and Wellington Management Company LLP are located at 280 Congress Street, Boston, Massachusetts 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2016, all Section 16(a) filing requirements were satisfied on a timely basis except for a late filing for Michael McNamara and a late filing for Michael Stankey.

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

James J. Bozzini

We entered into an offer letter agreement with Mr. Bozzini, our Executive Vice President, Services, on December 4, 2008. Pursuant to the offer letter, Mr. Bozzini’s initial base salary was established at $75,000 per year, with an increase to $150,000 per year commencing February 1, 2007. In addition, on January 19, 2007, in accordance with the terms of his offer letter, Mr. Bozzini was granted a stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and the related stock option agreement. On May 10, 2007, also in accordance with the terms of his offer letter and based on his performance, Mr. Bozzini was granted an additional stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and related stock option agreement. Mr. Bozzini’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Bozzini will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Bozzini’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Mark S. Peek

We entered into an offer letter agreement with Mr. Peek, our co-President, in April 2012, which was amended in May 2012. Pursuant to the offer letter, Mr. Peek’s initial base salary was established at $250,000 per year. In addition, he received a hiring bonus of $50,000 and was entitled an annual target bonus of $100,000 based upon performance against agreed-upon goals. On May 22, 2012, in accordance with the terms of his offer letter, Mr. Peek was granted a stock option to purchase 500,000 shares of our common stock at an exercise price of $7.05 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors, and 150,000 shares of restricted stock. This option and restricted stock vests as to 20% of the shares after 12 months of continuous service, with the balance vesting in equal quarterly installments over the next 16 quarters.In June 2015, Mr. Peek was promoted to co-President in addition to his role as CFO and received 25,000 RSUs in connection with his promotion. Mr. Peek’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Peek will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Peek’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

James P. Shaughnessy

We entered into an offer letter agreement with Mr. Shaughnessy, our Senior Vice President, General Counsel and Secretary, on July 7, 2011. Pursuant to the offer letter, Mr. Shaughnessy’s initial base salary was established at $200,000 per year. In addition, Mr. Shaughnessy was eligible to receive an annual target bonus of 25% of his base salary based on the achievement of mutually agreed-upon objectives, with a guaranteed payment at target on the one-year anniversary of his employment. Mr. Shaughnessy also received a one-time hiring bonus of $100,000. In connection with his relocation, Mr. Shaughnessy was granted a one-time relocation allowance of $100,000, as well as reimbursement of specified relocation-related expenses. On August 30, 2011, in accordance with the terms of his offer letter, Mr. Shaughnessy was granted a stock option to purchase 240,000 shares of our common stock at an exercise price of $3.70 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vests according to the 2005 Stock Plan and his related stock option agreement. Mr. Shaughnessy’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Shaughnessy will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Shaughnessy’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Robynne D. Sisco

We entered into an offer letter agreement with Ms. Sisco, our Chief Financial Officer, on August 25, 2012. Pursuant to the offer letter, Ms. Sisco’s initial base salary was established at $200,000 per year, and she also received a one-time hiring bonus of $50,000. In addition, on August 28, 2012, in accordance with the terms of her offer letter, Ms. Sisco was granted a stock option to purchase 175,000 shares of our common stock at an exercise price of $9.20 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. Also in accordance with the terms of her offer letter, on August 28, 2012, Ms. Sisco was granted 30,000 shares of restricted stock. This option and restricted stock vest according to the 2005 Stock Plan and the related stock option and restricted stock agreements.

Ms. Sisco’s employment is at will and may be terminated at any time, with or without cause. However, Ms. Sisco will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Ms. Sisco’s employment is terminated for other than “cause” or her voluntary resignation, she will be entitled to receive a severance payment equal to her then current annual base salary and the vesting of 50% of her then unvested equity awards will be accelerated.

Michael A. Stankey

We entered into an offer letter agreement with Mr. Stankey, our President and Chief Operating Officer, on September 4, 2009. Pursuant to the offer letter, Mr. Stankey’s initial base salary was established at $33,280 per year, with an increase to $275,000 per year commencing January 1, 2010. In addition, Mr. Stankey is eligible to receive an annual target bonus of $125,000 based on the achievement of mutually agreed-upon objectives. On October 27, 2009, in accordance with the terms of his offer letter, Mr. Stankey was granted a stock option to purchase 2,700,000 shares of our common stock at an exercise price of $0.65 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vests according to the 2005 Stock Plan and the related stock option agreement. On February 18, 2011, also in accordance with the terms of his offer letter and based on his performance, Mr. Stankey was granted an additional stock option to purchase 675,000 shares of our common stock at an exercise price of $2.30, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vests according to the 2005 Stock Plan and related stock option agreement. Mr. Stankey’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Stankey will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Stankey’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

W. Philip Wilmington

We entered into an offer letter agreement with Mr. Wilmington, our co-President, on February 15, 2015. Pursuant to the offer letter, Mr. Wilmington’s initial base salary was established at $300,000 per year. In addition, Mr. Wilmington is eligible to participate in a variable (“incentive”) compensation plan, in which his award will be targeted at 100% of his annual base salary based on the achievement of mutually agreed-upon objectives. On March 15, 2015, in accordance with the terms of his offer letter, Mr. Wilmington was granted 113,000 restricted stock units (the “RSUs”). In June 2015, Mr. Wilmington was promoted to co-President. In connection with this promotion and in recognition of his substantial contributions to Workday, Mr. Wilmington received a grant of 137,100 RSUs in June 2015 and a salary increase from $300,000 to $400,000 in November 2015. The RSUs vest according to the 2012 Equity Incentive Plan and the related RSU agreement. Mr. Wilmington’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Wilmington will be entitled to participate in our change in control policy that we have adopted. Under this policy, if Mr. Wilmington’s employment is terminated for other than “cause” or his voluntary resignation, he will be entitled to receive a severance payment equal to his then current annual base salary and the vesting of 50% of his then unvested equity awards will be accelerated.

Potential Payments upon Termination or Change in Control

In May 2012, we adopted a change in control policy applicable to our executive officers and certain other employees. Under the policy, if any executive officer is terminated for any reason other than cause, death or disability within 12 months after a change in control or the officer voluntarily resigns for good reason within 12 months following a change in control, such officer would be entitled to receive severance benefits. Upon the occurrence of such an event, we have agreed to pay to such officer an amount equal to (i) his then-current annual base salary, and (ii) an estimate of the aggregate monthly benefits premium under COBRA for 12 months. In addition, 50% of the shares underlying all unvested equity awards held by such officer immediately prior to such termination will become vested and exercisable in full.

The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs pursuant to our change in control policy if their employment had been terminated by us without cause or if they experienced a constructive termination, each within 12 months following a change in control as of January 31, 2016.

	Cash Severance	Benefit Continuation	Intrinsic Value of Accelerated Equity Awards			Total
Name			Restricted Stock Units (1)	Options
Aneel Bhusri	$33,280	$—	$23,556,599	$27,322,200	(2)	$50,912,079
James J. Bozzini	200,000	21,482	4,706,055	1,828,700	(2)	6,756,237
Mark S. Peek	275,000	13,644	9,117,055	5,243,100	(3)	14,648,799
Michael A. Stankey	275,000	26,013	8,989,223	1,733,700	(2)	11,023,936
W. Philip Wilmington	400,000	16,514	8,108,242	—		8,524,756

(1)

The estimated benefit amount of unvested restricted stock units was calculated by multiplying 50% of the number of unvested restricted stock units held by the applicable named executive officer by the closing price of our Class A Common Stock on January 29, 2016, which was $63.01

(2)

The estimated benefit amount of unvested options was calculated by multiplying 50% of the number of unvested options subject to acceleration held by the applicable named executive officer by the difference between the closing price of our Class A Common Stock on January 29, 2016, which was $63.01, and the exercise price of the option.

(3)

Represents early-exercised options. The estimated benefit amount of unvested options was calculated by multiplying 50% of the number of unvested, early-exercised options subject to acceleration held by the applicable named executive officer by the difference between the closing price of our Class A Common Stock on January 29, 2016, which was $63.01, and the exercise price of the option.

Indemnification arrangements

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Stockholder Proposals for 2017 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2017 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 22, 2016. Such proposals must be delivered to the Secretary of Workday at the address listed on the front page.

Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2017 Annual Meeting of Stockholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Secretary of Workday at the address listed on the front page, no earlier than February 17, 2017 and no later than March 18, 2017.

However, if the date of our 2017 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be so received by the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A copy of the pertinent provisions of the Bylaws is available upon request to the Secretary of Workday at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

2016 Annual Report

A copy of our 2016 Annual Report, which includes our Annual Report on Form 10-K for the year ended January 31, 2016 and our 2016 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Workday, Inc., 6230 Stoneridge Mall Road, Pleasanton, California 94588. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at: http://www.workday.com/company/investor _ relations.php.

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

Appendix A

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Workday, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in Workday’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under Workday’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by Workday at the original issue price, and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by Workday at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve. At all times Workday will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on March 31 of each of the ten (10) calendar years during the term of the Plan, by the lesser of (i) five percent (5%) of the number of shares of common stock issued and outstanding on each January 31 immediately prior to the date of increase, or (ii) such number of shares of common stock determined by the Board.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Workday, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 5.8, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, will be proportionately adjusted, provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to U.S. Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of Workday or any Parent or Subsidiary of Workday; provided that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of Workday or of a Parent or Subsidiary of Workday (including new Employees who are also officers and directors of Workday or any Parent or Subsidiary of Workday) are eligible to receive up to a maximum of Four million (4,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee, and may delegate such administration as set forth in Section 4.1(q) below. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board or where applicable, the Committee will establish the terms for the grant of an Award to Insiders. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of Workday or any Subsidiary of Workday;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of, and institute any, Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on Workday and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Workday to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on Workday and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s).

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee will include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” will approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of Workday or not within the reasonable control of Workday’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of Workday or of any Parent or Subsidiary of Workday (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by Workday.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when Workday receives: (i) notice of exercise (in such form as the Committee or Workday may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. Workday will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participation. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than one hundred eighty (180) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(d) If the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of Workday and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than twenty-five million (25,000,000) Shares will be issued pursuant to the exercise of ISOs.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Options to Participants other than Insiders, subject to the foregoing provisions of this Section 5 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

5.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by Workday to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to Workday an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by Workday.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with Workday or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Restricted Stock Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 6 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to Workday or any Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Workday or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Stock Bonus Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 7 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from Workday in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from Workday for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant SARs to Participants other than Insiders, subject to the foregoing provisions of this Section 8 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs will be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant RSUs to Participants other than Insiders, subject to the foregoing provisions of this Section 9 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards will be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than ten million dollars ($10,000,000) in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Performance Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 10 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

11. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by Workday and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by surrender of shares of Workday held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(b) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to Workday or a Subsidiary of Workday;

(c) by consideration received by Workday pursuant to a broker-assisted or other form of cashless exercise program implemented by Workday in connection with the Plan;

(d) by cancellation of indebtedness of Workday to the Participant;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board; provided that the value of Shares subject to an annual Award in any calendar year (not including any initial Award to a director in the calendar year in which the director first becomes a Non-Employee Director) shall not exceed $750,000 at the time of grant.

12.2 Eligibility. Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from Workday in the form of cash or Awards or a combination thereof, as determined by the Board. Such Awards will be issued under the Plan.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, Workday may require the Participant to remit to Workday, or to the Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have Workday withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to Workday already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to Workday or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of Workday will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased by Workday.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as Workday may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, Workday may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by Workday, appropriately endorsed in blank, with Workday or an agent designated by Workday to hold in escrow until such restrictions have lapsed or terminated, and Workday may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with Workday all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to Workday under the promissory note; provided, however, that Workday may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, Workday will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as Workday will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, Workday will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that Workday determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that Workday determines to be necessary or advisable. Workday will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange controls, stock exchange or automated quotation system, and Workday will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, Workday or any Subsidiary of Workday or limit in any way the right of Workday or any Subsidiary of Workday to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 In the event that Workday is a party to a merger or consolidation, all Shares acquired under the Plan and all Awards will be subject to the agreement of merger or consolidation. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a) The continuation of the Award by Workday (if Workday is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) Full exercisability of an Option, full vesting of the Shares subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award. The full exercisability of an Option, full vesting of the Shares subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such merger or consolidation. The Participant will be able to exercise an Option during a period of not less than five full business days preceding the effective date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Participant a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such merger or consolidation.

(e) A payment to the Participant equal to the excess of (A) the Fair Market Value of the Shares subject to the Award as of the effective date of such merger or consolidation over (B) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement of merger or consolidation may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

21.2 Assumption of Awards by Workday. Workday, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Workday assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event Workday elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of Workday’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of Workday, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of Workday for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by Workday from time to time covering transactions in Workday’s securities by Employees, officers and/or directors of Workday and its Subsidiaries or Parent.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between Workday and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

“Board” means the Board of Directors of Workday.

“Cause” means (i) embezzlement or misappropriation of funds; (ii) conviction of, or entry of a plea of nolo contendre to, a felony or other crime involving moral turpitude; (iii) commission of material acts of dishonesty, fraud, or deceit; (iv) breach of any material provisions of any employment agreement; (v) habitual or willful neglect of duties; (vi) breach of fiduciary duty; or (vii) material violation of any other duty whether imposed by law or the Board.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the Class A common stock of Workday.

“Consultant” means any person, including an advisor or independent contractor, engaged by Workday or a Subsidiary of Workday to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting power represented by Workday’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of Workday’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, providing services as an employee to Workday or any Subsidiary of Workday. Neither service as a Director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of Workday’s Common Stock determined as follows:

(a) its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of Workday’s Common Stock are initially offered for sale to the public by Workday’s underwriters in the initial public offering of Workday’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of Workday or any other person whose transactions in Workday’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of Workday or any Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee (or, with respect to Performance Awards to Participants who are not Insiders, the Committee’s delegate(s), as applicable) and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Workday as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) Workday’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings; and

(kk) Attainment of objective operating goals and employee metrics; and

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s), with respect to Participants who are not Insiders, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Workday, Inc. 2012 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of Workday’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to Workday or a Parent or Subsidiary of Workday. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by Workday; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by Workday and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, Workday may make such provisions respecting suspension of vesting of the Award while on leave from the employ of Workday or a Parent or Subsidiary of Workday as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Workday approved leave of absence and, upon a

Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to Workday throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date ”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of Workday (or any successor thereto).

“Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.

workday
WORKDAY, INC.
6230 STONERIDGE MALL ROAD
PLEASANTON, CA 94588
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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If you would like to reduce the costs incurred by Workday in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees
01 A. George (Skip) Battle 02 Michael M. McNamara 03 Jerry Yang
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
For Against Abstain
2 To ratify the appointment of Ernst & Young LLP as Workday’s independent registered public accounting firm for the fiscal year ending January 31, 2017.
3 Advisory vote on named executive officer compensation.
4 Limits on awards to non-employee directors under the 2012 Equity Incentive Plan.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.
(see reverse for instructions)
Yes
No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
0000289007_1 R1.0.1.25

workday
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Annual Report and Proxy Statement is/are available at www.proxyvote.com
PROXY
WORKDAY, INC.
Annual Meeting of Stockholders to be Held on June 1, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WORKDAY, INC.
The undersigned hereby appoints Aneel Bhusri and James P. Shaughnessy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Workday, Inc. common stock which the undersigned is entitled to vote as of April 4, 2016, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Workday, Inc. to be held at 9:00 a.m. PDT on June 1, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The Annual Meeting will take place at Workday, Inc., 6160 Stoneridge Mall Road, Pleasanton, California.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000289007_2 R1.0.1.25